Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 25, 1998 (January 26, 1999 as to Note N) on our audit of the financial statements of CareAdvantage, Inc. included in the Annual Report on Form 10-KSB for the year ended October 31, 1998 and our report dated July 30, 1999 on the audited financial statements of CareAdvantage, Inc. included in the Transition Report on Form 10-KSB for the two months ended December 31, 1998.




/s/ Richard A. Eisner & Company, LLP

New York, New York
November 1, 1999